Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-224174) on Form S-1 of Construction Partners, Inc. of our report dated December 20, 2017, except for Note 19 as to which the date is April 23, 2018, relating to the consolidated financial statements of Construction Partners, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Birmingham, Alabama

April 27, 2018